                                                                    EXHIBIT 10.4

                              INVESTMENT AGREEMENT

         This INVESTMENT AGREEMENT (this "Agreement") is made as of the 18th day of May, 1999, by and between JENSON INTERNATIONAL, INC., a Nevada corporation, formerly known as Best Medical Treatment Group, Inc. (the "Company"), and CHENG CHAO MING, an individual (the "Shareholder").

                                    RECITALS:

         WHEREAS, the Company and the Shareholder have previously entered into that certain Share Exchange Agreement dated as of March 12, 1998 (the "Share Exchange Agreement");

         WHEREAS, pursuant to the Share Exchange Agreement, the Shareholder contributed to the Company 100% of the issued and outstanding capital stock of Wonderwide Consultants Limited (B.V.I.) ("Wonderwide") in exchange for the issuance to the Shareholder by the Company of 2,230,00 shares of the Company's common stock, US$.001 par value per share (the "Common Stock");

         WHEREAS, Section 2.04(b) of the Share Exchange Agreement provides for the cancellation of certain shares of Common Stock issued to the Shareholder in respect of the transactions contemplated thereby upon the occurrence of certain conditions described therein;

         WHEREAS, the Shareholder has provided certain interest free advances to the Company from time to time, in the aggregate amount of RMB70,000,000, and the Shareholder desires that such advances be capitalized. The Company has agreed to issue to the Shareholder shares of Common Stock based on an independent valuation;

         WHEREAS, subsequent to the closing date of the Share Exchange Agreement, the Shareholder agreed to transfer to Wonderwide all of the issued and outstanding capital stock of Jenson International Travel Services Limited ("Jenson Travel") in exchange for the issuance to the Shareholder by the Company of shares of Common Stock;

         WHEREAS, the Shareholder has agreed to contribute to the Company the sum of RMB36,535,000, representing the approximate net income of the group tour business now conducted by Jenson Travel for the years ended December 31, 1995, 1996, 1997 and 1998; and

         WHEREAS, the Company and the Shareholder desire to enter into this Agreement to memorialize the terms and conditions of the transactions described above.

                                   AGREEMENT:

         NOW THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Shareholder agree as follows:

         1.       Cancellation of Shares.

                  (a) The parties acknowledge and agree that, for purposes of
Section 2.04(b) of the Share Exchange Agreement, Wonderwide's consolidated net income, as audited under U.S. GAAP for the fiscal year ended December 31, 1997, was US$793,736. In accordance with the terms and conditions of the Share Exchange Agreement, an aggregate of 1,886,022 shares of Common Stock issued to the Shareholder on the closing date of the Share Exchange Agreement were automatically cancelled effective as of May 17, 1999 (which is the date of completion of the audit of Wonderwide's financial statements for the fiscal year ended December 31, 1997). Upon cancellation of such shares, all obligations of the Shareholder under Section 2.04(b) of the Share Exchange Agreement shall be satisfied in full. In addition, the Company hereby irrevocably waives any claim, cause of action or other right it may have had against the Shareholder, whether arising under the Share Exchange Agreement or otherwise, that may have been based, in full or in part, on the failure of Wonderwide to achieve consolidated net income, as audited under U.S. GAAP for the fiscal year ended December 31, 1997, of US$2.5 million or on any representation or warranty of any party in respect thereof.

                  (b) The parties acknowledge that the conditions for the release of all shares held in escrow pursuant to Section 7.02 of the Share Exchange Agreement shall be deemed to have been timely satisfied. Accordingly, all 334,500 share of Common Stock held in escrow shall be available to the Shareholder to submit for cancellation pursuant to Section 2.04(b) of the Share Exchange Agreement as described in subsection (a) above.

                  (c) The Shareholder agrees to surrender to the Company all certificates representing shares of Common Stock cancelled pursuant to Section 2.04(b) of the Share Exchange Agreement as described in subsection (a) above (with the exception of certificates representing shares of Common Stock held in escrow pursuant to Section 7.02 of the Share Exchange Agreement, which shall be surrendered to the Company by the escrow agent).

         2.       Jenson Travel.

                  (a) Effective as of January 1, 1999, the Shareholder transferred to Wonderwide all of the issued and outstanding capital stock of Jenson Travel. In exchange therefor, the Company agrees to issue to the Shareholder an aggregate of 1,275,673 shares of Common Stock. Such shares shall be issued immediately upon execution of this Agreement, and upon issuance such shares shall be fully paid and nonassessable. The parties acknowledge that such exchange ratio was determined based upon an independent third-party valuation report dated as of January 1, 1999 and that it is intended to reflect receipt of consideration by the Company in an amount that approximates the fair value of the shares of Common Stock issued to the Shareholder in respect thereof.

                  (b) The Shareholder hereby agrees contribute to the Company the sum of RMB36,535,000 (the "Group Tour Contribution"), representing the approximate net income of the certain group tour businesses for the years ended December 31, 1995, 1996, 1997 and 1998, which group tour businesses were previously conducted by the Shareholder but are now conducted by Jenson Travel from January 1, 1999. Notwithstanding the obligation of the

Shareholder to make such contribution, the parties acknowledge and agree that such amount shall be offset in full by certain advances previously made by the Shareholder to the Company as described in Section 3 of this Agreement.

         3.       Previous Advances.

                  (a) The parties acknowledge and agree that the Shareholder has, without any obligation or pre-existing liability to do so, made various advances to the Company from time to time in the aggregate amount of RMB70,000,000 and, in exchange therefor, the Company agrees to issue shares of Common Stock to the Shareholder. The obligation of the Shareholder to make the Group Travel Contribution described in Section 2(b) of this Agreement shall be used to partially offset the aggregate amount owing from the Company to the Shareholder in respect of such previous advances. As a result of such offset, the aggregate net balance of the previous advances made to the Company by the Shareholder shall be RMB33,465,000.

                  (b) In exchange for the aggregate net previous advances of RMB33,465,000, the Company agrees to issue to the Shareholder an aggregate of 501,484 shares of Common Stock. Such shares shall be issued immediately upon execution of this Agreement, and upon issuance such shares shall be fully paid and nonassessable. The parties acknowledge that such exchange ratio was determined based upon an independent third-party valuation report dated as of December 31, 1998 and that it is intended to reflect receipt of consideration by the Company in an amount that approximates the fair value of the shares of Common Stock issued to the Shareholder in respect thereof.

         4. Acknowledgement of Capitalization and Share Holdings. The parties acknowledge and agree that, as of the date of this Agreement and after giving effect to the transactions contemplated hereby, a total of 2,654,514 shares of Common Stock shall be issued and outstanding, of which 2,121,135 shares shall be held by the Shareholder.

         5. Representations and Warranties of the Shareholder. In respect of the acquisition by the Shareholder of shares of Common Stock from the Company (the "Securities") as described in Sections 2(a) and 3(b) above, the Shareholder represents and warrants to the Company that (i) the Shareholder is acquiring the Securities for his or its own account for investment purposes only and not with a view to the distribution or sale of such Securities within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), (ii) the Shareholder is an "accredited investor," as such term is defined in Rule 501 promulgated under the Securities Act, (iii) the Shareholder has read this Agreement and the audited annual financial statements of Wonderwide for the three years ended December 31, 1997 and of the Company for the year ended December 31, 1998, together with all such other information that the Shareholder may have requested from the Company in order to make an investment decision (the "Supplemental Information") and is capable of evaluating and understanding this Agreement and the Supplemental Information, (iv) the Shareholder has been provided with all information requested from the Company and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the Company and the Supplemental Information, (v) the Shareholder understands the significant risks involved with an investment in the Securities, (vi) the Shareholder understands that the Securities have not been and will not be registered under the

Securities Act or registered or qualified under any state securities or blue sky laws and that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and applicable state securities and blue sky laws or an exemption from such registration is available, and (vii) the Shareholder understands that no federal or state agency has passed upon the Securities or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Securities.

         6.       Miscellaneous.

                  (a) Notices. All notices and other communication provided for in this Agreement shall be in writing and delivered (by hand or by recognized courier services), telecopied or mailed (registered or certified), addressed as follows:

                           (i)  if to the Company:

                              Jenson International Inc.
                              Room 1008-9
                              Shun Tak Centre, West Tower
                              168-200 Connaught Road, Central
                              Hong Kong
                              Attn:  Mr. Jimmy Chow
                              Facsimile:  (852) 2546-3910

                              with a copy to:

                              Squire, Sanders & Dempsey L.L.P.
                              40 North Central Avenue Suite 2700
                              Phoenix, Arizona  85004
                              Attn:  Christopher D. Johnson, Esq.
                              Facsimile:  (602) 253-8129

                      (ii) if to the Shareholder:

                              Mr. Cheng Chao Ming
                              Room 1008-9
                              Shun Tak Centre, West Tower
                              168-200 Connaught Road, Central
                              Hong Kong
                              Facsimile:  (852) 2546-3910

         Any notice or communication shall be deemed to have been given when delivered, telecopied or mailed as aforesaid.

                  (b) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. Neither party may assign or delegate its rights or obligations under this Agreement without the prior written consent of the other party.

                  (c) Further Assurances. The Company and the Shareholder shall take such actions and execute and deliver such instruments as either party may reasonably request to further perfect, evidence or consummate the transactions contemplated by this Agreement.

                  (d) Waiver. A waiver on the part of any party hereto of any term, provision or condition of this Agreement or breach thereof shall not constitute a precedent, nor bind either party hereto to a waiver of any other term, provision or condition of this Agreement or any other or succeeding breach of the same or any other term, provision or condition thereof.

                  (e) Amendments. This Agreement shall not be modified, amended or otherwise changed without the written agreement of each of the parties hereto.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (g) Entire Agreement. This Agreement contains the entire understanding between the parties relating to its subject matter, and this letter supersedes all prior agreements, understandings, representations and statements, oral or written, between the Company and the Shareholder relating to the matters which are the subject of this Agreement.

                  (h) Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (i) Governing Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of law principles.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement on the date above first written.

                            JENSON INTERNATIONAL INC., a Nevada corporation

                            By:      /s/ Xiong P. Paul
                               ------------------------------------------------
                            Title:   Director
                                  ---------------------------------------------



                                         /s/ Cheng Chao Ming
                            ---------------------------------------------------
                            Mr. Cheng Chao Ming